EXHIBIT 3.3.2

AMENDMENT TO CELLCO PARTNERSHIP
AMENDED AND
RESTATED PARTNERSHIP AGREEMENT

     This Amendment dated as of July 24, 2003 (the “Amendment”), by and among Bell Atlantic Cellular Holdings, L.P., NYNEX PCS, Inc., PCSCO Partnership, GTE Wireless of Ohio Incorporated, GTE Wireless Incorporated, GTE Consumer Services Incorporated, PCS Nucleus, L.P. and JV PartnerCo, LLC.

WITNESSETH:

     WHEREAS, the undersigned constitute all of the current parties to that certain Cellco Partnership Amended and Restated Partnership Agreement dated as of April 3, 2000 by and among the members of the Bell Atlantic Group and the members of the Vodafone Group (as further amended as of July 10, 2000, the “Partnership Agreement”), it being the case that prior to the date hereof (i) AirTouch Paging, then a member of the Vodafone Group, was merged with and into JV PartnerCo, LLC, another member of the Vodafone Group, and (ii) GTE Wireless of the South Incorporated, then a member of the Bell Atlantic Group, was merged with and into GTE Wireless Incorporated, another member of the Bell Atlantic Group; and

WHEREAS, the undersigned desire to amend the Partnership Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows (capitalized terms used but not defined herein have the meanings ascribed to such terms in the Partnership Agreement):

1	Amendment to the Partnership Agreement.

Section 3.3 (a) of the Partnership Agreement is hereby amended and restated to read in its entirety as follows:

“Section 3.3 Composition of Board of Representatives.

(a) General. The Board of Representatives shall consist of nine (9) Representatives. Except as provided in the next sentence, a majority of the Partnership Interests then held by Partners shall elect Representatives. Notwithstanding the foregoing, however, (i) for so long as Vodafone holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, the Vodafone Designated Partner shall have the rightto designate four (4) Representatives (unless the Bell Atlantic Group shall have ceased to hold the Partnership Interest described in clause (iii) below in which case the preceding sentence of this paragraph shall apply), (ii) for so long as the Bell Atlantic Group holds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, the Bell Atlantic Designated Partner shall have the right to designate five (5) Representatives (subject to the following clause (iii)), and (iii) if Vodafone ceases to hold, directly or throughone or more Included Affiliates, a Partnership Interest of at least 20%, for so long as the Bell Atlantic Groupholds, directly or through one or more Included Affiliates, a Partnership Interest of at least 20%, the Bell Atlantic Designated Partner shall have the right to designate nine (9) Representatives. Other than as set forth in Section 4.1, whenever any Company action is to be taken by a vote of the Board of Representatives, it shall beauthorized upon receiving the affirmative vote of a majority of the Representatives (or Alternates) present andvoting at a duly constituted meeting of the Board of Representatives at which a quorum is present. Each Representative (or his/her Alternate) present at a duly constituted meeting of the Board of Representatives at which a quorum is present shall be entitled to cast one vote.”

2	Miscellaneous.

(a)	The laws of the State of Delaware shall govern the validity, interpretation, construction, performance, and enforcement of this Agreement, excluding the choice of laws provisions of the State of Delaware.

EXHIBIT 3.3.2

(b)	Except as modified herein, all other terms and provisions of the Partnership Agreement (including the Schedules thereto) are unchanged and remain in full force and effect.

(c)	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when each party to this Agreement shall have received a counterpart hereof signed by the other party to this Agreement.

(d)	This Amendment shall be binding upon any permitted assignee, transferee, successor or assign to any of the parties hereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

EXHIBIT 3.3.2

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives as of the date first written above.

BELL ATLANTIC CELLULAR HOLDINGS, L.P.

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

NYNEX PCS INC.

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

PCSCO PARTNERSHIP

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

PCS NUCLEUS, L.P.

By:	AirTouch PCS Holding, Inc., its general partner

By:	/s/ Tomas Isaksson

Name: Tomas Isaksson
Title: President

JV PARTNERCO, LLC

By:	Vodafone Americas Inc., its sole member

By:	/s/ Tomas Isaksson

Name: Tomas Isaksson
Title: Chief Executive Officer and President

GTE WIRELESS INCORPORATED

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

By:	/s/ Linda K. Watson

Name: Linda K. Watson
Title: Assistant Secretary

EXHIBIT 3.3.2

GTE CONSUMER SERVICES INCORPORATED

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

By:	/s/ Linda K. Watson

Name: Linda K. Watson
Title: Assistant Secretary

GTE WIRELESS OF OHIO INCORPORATED

By:	/s/ Janet M. Garrity

Name: Janet M. Garrity
Title: Vice President and Treasurer

By:	/s/ Linda K. Watson

Name: Linda K. Watson
Title: Assistant Secretary